Exhibit 99.1

iGATE Reports Strong Second Quarter Results; Profits Up 136%

Signed Three Large Multi-Year Deals Each Valued at $100 Million or Greater

Fremont, CA – July 17, 2013

iGATE Corporation (NASDAQ:IGTE), the first integrated Technology and Operations Company providing Business Outcomes-based solutions, today announced its financial results for the second quarter and six months ended June 30, 2013.

Second Quarter Highlights

Revenues increased by 6% year-over-year and 3% sequentially

•	$283.3 million in Q2, 2013 compared to $ 268.0 million in Q2, 2012 and $274.9 million in Q1, 2013

•	Net Income attributable to iGATE Corporation increased by 136%

•	$ 30.0 million in Q2, 2013, which includes $3 million attributable to the forfeiture of vested stock options compared to $12.7 million in Q2, 2012

•	Gross margin was 37.9%, an increase compared to 37.4 % in the corresponding quarter of 2012

•	GAAP diluted EPS increased by 300%

•	$ 0.28 per share in Q2, 2013 compared to $ 0.07 per share in Q2, 2012

•	Non GAAP diluted EPS increased by 57%

•	$ 0.44 per share in Q2, 2013 compared to $ 0.28 per share in Q2, 2012

•	iGATE added 11 new customers during the quarter including two Fortune 1000 companies

•	The company ended the second quarter of 2013 with over 28,300 employees

Gerhard Watzinger, CEO, iGATE said, “I am pleased with our performance in the second quarter with revenue growing 3% sequentially. We booked orders worth over $600 million including three significant multi-year contracts each valued at $100 million or greater. I am happy to see that the Business Outcomes proposition is resonating well with our customers and markets.”

“We are seeing more positive signs related to offshore IT services spending and stability in the overall business environment, with clients spending to their budgets,” he added.

Sujit Sircar, CFO, iGATE said, “I am happy with the margin growth seen in the quarter as we absorbed our annual wage hikes which were offset largely by operational efficiencies and to an extent the depreciation of the Indian Rupee. Our profits increased and the cash flow position looks good. The diluted earnings per share increased by 57% on a non GAAP basis, which is another positive.”

On the currency fluctuation, Sircar said, “The tailwinds provided by the rupee fluctuation against the U.S. dollar appear to be short-lived with the operating costs going up in the medium to long term.”

Second Quarter Operating Results

Results for the three and six months ended June 30, 2013 and 2012, respectively on a GAAP and non-GAAP basis are provided in the table below.

	Q2 FY’13	Q2 FY’12		Six months ended FY’13	Six months ended FY’12
			Y/Y			Y/Y
Net revenue ($Millions)	283.3	268.0	6%	558.2	531.3	5%
Operating margin ($Millions)	49.6	48.0	3%	102.2	96.1	6%
GAAP net income ($Millions)	30.0	12.7	136%	64.7	36.7	76%
GAAP diluted EPS ($)	0.28	0.07	300%	0.62	0.29	114%
Adjusted EBITDA ($Millions)	66.2	63.2	5%	131.8	131.5	0%
Non-GAAP net income ($Millions)	34.5	21.5	60%	74.4	50.5	47%
Non-GAAP diluted EPS ($)	0.44	0.28	57%	0.95	0.66	44%

New customer and project wins in the quarter

•

iGATE secured a multi-year iTOPS-based contract worth approximately $200 million from a leading financial services company in Europe to increase operational and technological efficiencies across the client’s financial instrument data management systems. As part of this managed services contract, iGATE, using its proprietary Reference Data Management Solution, will consolidate fragmented Business Processes across multiple technology systems to provide a Financial Instrument Data managed service, which will lower risk and complexity for the client and provide significant cost savings.

•

iGATE won a multi-year contract with a leading telecom provider in Europe worth approximately $100 million to transform the company’s IT infrastructure and rationalize its vendor landscape in the region. As part of the engagement, iGATE will take responsibility for transforming and managing all enterprise systems, including ERP, Business Intelligence, Infrastructure and Data Network & Telephony services. iGATE will also provide ‘Infrastructure as a Service’ for the client and specific partners – as well as a multilingual service desk to monitor and report all vendor performance metrics.

•

iGATE announced a $100 million multi-year managed services contract, as an extension to a current agreement for providing global infrastructure services to a leading global provider of insurance, annuities and employee benefit programs. As part of the engagement, iGATE will assist the company in building an innovative Infrastructure model to manage its IT systems towards greater efficiency and flexibility, in order to drive lower costs and increase business agility. The bid was awarded to iGATE on its quality and creativity of the solution, as well as innovative commercial structuring based on the industry leading ITIL based Infrastructure support model.

•

iGATE signed a contract worth over $20 million to establish and manage the next generation of IT service operations for a North America-based premier designer and provider of luxury shoes, bags, and fine leather accessories. As part of this multi-year engagement, iGATE will leverage its world-class managed on-demand services capabilities to migrate, host, configure and manage the client’s IT infrastructure. iGATE will deploy its “iNSIGHT” monitoring platform service to manage the client’s infrastructure and application footprint across multiple sites and retail locations worldwide focusing on efficiency and enhanced end-user experience.

•	iGATE won contracts worth over $10 million with a leading Fortune 500 conglomerate in North America to provide Business Intelligence-based solutions and Enterprise systems rollout across different businesses and countries that the client operates in. The multi-year contract will involve enterprise systems implementations in Brazil, France, the U.S., Canada, Mexico, India and China.

•

iGATE was selected by a leading Fortune 500-listed tobacco corporation in North America to provide end-to-end technology services integrated with their business processes. In a multi-million, multi-year contract, iGATE will identify business processes that are directly linked to the client’s business demands and translate them into well understood software features. iGATE will then develop and deploy iTOPS based-platforms with such features in the client’s business environment.

•

iGATE was awarded a multi-year, multi-million technology services contract by a leading provider of mission critical communication solutions and services for enterprise and the Government sector in North America. As part of the engagement, iGATE will be responsible for a global implementation of the client’s Enterprise Systems and integrating it with the business processes using an Agile-based approach.

Awards and Recognitions

•

Sujit Sircar, CFO, iGATE, won the esteemed IMA India’s ‘The Ninth India CFO Award for the year 2013’ in the ‘Excellence in Mergers & Acquisitions’ category. The India CFO Awards, instituted by IMA India, recognize excellence in the finance function. These awards have become the gold standard for excellence in various dimensions of the function and remain the most coveted in the growing legion of awards.

•

iGATE’s Solution for Reference Data Management – RADAR, won the award for ‘Excellence in Data Management’ at FSOkx’s 7th Annual Financial Services Outsourcing Forum, USA. iGATE RADAR is a diagnostic data management solution that can serve all domains especially within the banking and financial services group, including retail banking, insurance, capital markets, investment banking, asset management, wealth management and private banking.

•

iCARE, the corporate social responsibility arm of iGATE has crossed the 100,000 beneficiary mark for one of its projects called Project Akshara. This initiative aims at providing writing books to underprivileged school-going children in India.

Conference Call and Webcast

iGATE will host a telephone conference call on Wednesday, July 17, 2013 at 8:00 am Eastern time to discuss the results of its second quarter and six months ended June 30, 2013. The live discussion may be accessed by dialing 877-407-8037 (toll free) or 201-689-8037 (toll). The on-demand version of the webcast will be available on the iGATE website.

Investors, potential investors, shareholders and bond holders can access the telephonic replay by dialing 877-660-6853 (toll free) or 201-612-7415 (toll) and entering conference number 417632. The telephonic replay will be available until July 24, 2013.

About Business Outcomes

iGATE’s industry-first Business Outcomes-based approach focuses on the realization of tangible and measurable results, unlike traditional models which are driven by work, effort, time and manpower. By integrating technology and processes in a proprietary way and pricing services on results, iGATE exchanges fixed costs for a variable cost structure in an attempt to get clients to pay-for-results-only while enabling them to adjust to the peaks and valleys of their demand.

About iGATE

iGATE Corporation is the first integrated technology and operations (iTOPS) company providing full-spectrum consulting, technology and business process outsourcing, and product and engineering solutions on a Business Outcomes-based model. Armed with over three decades of IT Services experience and powered by the iTOPS platform, iGATE’s multi-location global organization has a talent pool of over 28,300 employees and consistently delivers effective solutions to over 360 Fortune 1000 clients spanning verticals such as: banking and financial services; insurance and healthcare; life sciences; manufacturing, retail, distribution and logistics; media, entertainment, leisure and travel; communication, energy and utilities; public sector; and independent software vendors. Please visit www.igate.com for more information.

iGATE Corporation is listed on NASDAQ under the symbol “IGTE.”

Use of non-GAAP Financial Measures

This press release contains non-GAAP financial measures as defined by the Securities and Exchange Commission. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles in the United States and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

iGATE believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with iGATE’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate iGATE’s results of operations in conjunction with the corresponding GAAP measures. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

iGATE believes that providing Adjusted EBITDA and non-GAAP net income and non-GAAP diluted earnings per share in addition to the related GAAP measures provides investors with greater transparency to the information used by iGATE’s management in its financial and operational decision-making. These non-GAAP measures are also used by management in connection with iGATE’s performance compensation programs.

More specifically, the non-GAAP financial measures contained herein exclude the following items:

•

Amortization of intangible assets: Intangible assets are comprised of the value of customer relationships from the recent acquisition of iGATE Computer Systems Limited (formerly known as Patni Computer Systems Limited and referred to herein as “iGATE Computer”) and the previous delisting of iGATE Computer. iGATE incurs charges relating to the amortization of these intangibles. These charges are included in iGATE’s GAAP presentation of earnings from operations, operating margin, net income and diluted earnings per share. iGATE excludes these charges for purposes of calculating these non-GAAP measures.

•	Stock-based compensation: Although stock-based compensation is an important component of the compensation of iGATE’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may not reflect the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond the Company’s control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of iGATE’s core business.

•

Foreign exchange (gain)/loss: In March 2012, the Company entered into a forward foreign exchange contract to mitigate the risk of changes in foreign exchange rates on payments related to the delisting of iGATE Computer. During the years of 2013 and 2012, the Company recognized foreign currency loss on re-measurement of escrow account balance and foreign exchange gain on re-measurement of redeemable non-controlling interest liability. iGATE believes that eliminating the non-capitalized items for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current performance and comparisons to its past performance.

•

Delisting expenses: iGATE voluntarily delisted the equity shares of its majority owned subsidiary, iGATE Computer, from the National Stock Exchange of India Limited and the Bombay Stock Exchange Limited and the American Depository Shares from the New York Stock Exchange. Delisting is an infrequent activity and expenses incurred in connection with the delisting are inconsistent in amount and are significantly impacted by the timing and nature of the delisting. iGATE believes that eliminating these expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current operating performance and comparisons to its past operating performance.

•

Merger and reorganization expenses: iGATE is merging and reorganizing its overseas subsidiaries and branches with a view to simplifying the corporate structure and has incurred legal and professional expenses in this connection. Merger and reorganization is an infrequent activity and expenses incurred in connection therein are inconsistent in amount and significantly impacted by the timing and nature of the reorganization. iGATE believes that eliminating these expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current operating performance and comparisons to its past operating performance.

•

Preferred dividend and accretion to preferred stock: The Company has issued 8.00% Series B Preferred Stock. The Company also incurred issuance costs which have been netted against the proceeds received from the issuance of Series B Preferred Stock. The Series B Preferred Stock is being accreted over a period of six years. The Company believes that eliminating these expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current operating performance and comparisons to its past operating performance.

From time to time in the future, there may be other items that iGATE may exclude in presenting its financial results.

Forward-Looking Statements

Statements contained in this press release regarding the business outlook, the demand for the products and services, and all other statements in this release other than recitation of historical facts are forward-looking statements. Words such as “expect”, “potential”, “believes”, “anticipates”, “plans”, “intends” and other similar expressions are intended to identify such forward-looking statements. Forward-looking statements in the press release include, without limitation, forecasts of market growth, future revenues, future expectations concerning growth of business, cost competitiveness and expansion of global reach following the acquisition, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in integrating business; whether certain market segments grow as anticipated; the competitive environment in the information technology services industry and competitive responses to the Company’s acquisition of iGATE Computer; and whether iGATE can successfully provide services/products and the degree to which these gain market acceptance. Furthermore, in connection with the iGATE Computer acquisition, the Company has borrowed significant amounts, including through the issuance of high yield notes, and will need to use a significant portion of its cash flows to service such indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past. Additional risks relating to the Company are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as well as the Company’s other reports filed with the Securities and Exchange Commission. Actual results may differ materially from those contained in the forward-looking statements in this press release. Any forward-looking statements are based on information currently available to the Company and it assumes no obligation to update these statements as circumstances change. This document does not constitute an offer to purchase or to sell securities in any jurisdiction.

Media Contact	Investor Contact

Prabhanjan Deshpande “PD”	Salil Ravindran
+91 80 4104 5006	+1 (510) 298-8400
PD@igate.com	Salil.ravindran@igate.com

Regional media contacts

India	North America	Europe

Shoma Ghosh	Anu Kher	Radha Ahlstrom-Vij

Adfactors PR +91 9820091196 shoma.ghosh@adfactorspr.com	Gutenberg Communications +1 (646) 775-6301 Anu@gutenbergpr.com	Gutenberg Communications +44-75-8424-1132 Radha@gutenbergpr.com

Amrita Panja Adfactors PR +91 9920081123 amrita.panja@adfactorspr.com	Meagan Ostrowski Gutenberg Communications +1 (212) 810-4394 Meagan@gutenbergpr.com

iGATE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	June 30, 2013 (unaudited)	December 31, 2012 (audited)

ASSETS
Current assets:
Cash and cash equivalents	$114,613	$95,155
Restricted cash	—	3,072
Short-term investments	275,183	510,816
Accounts receivable, net	150,942	162,335
Unbilled revenues	89,239	72,901
Prepaid expenses and other current assets	36,012	31,710
Prepaid income taxes	8,351	8,541
Deferred tax assets	16,814	14,655
Foreign exchange derivative contracts	5,599	782

Total current assets	696,753	899,967

Deposits and other assets	22,036	25,372
Prepaid income taxes	27,848	28,351
Property and equipment, net	160,043	167,252
Leasehold land	79,944	86,933
Deferred tax assets	14,966	30,635
Goodwill	456,720	493,141
Intangible assets, net	128,770	144,428

Total assets	$1,587,080	$1,876,079

LIABILITIES, REDEEMABLE NON CONTROLLING INTEREST, PREFERRED STOCK AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,428	$7,799
Line of credit	77,000	77,000
Term loans	70,000	35,000
Accrued payroll and related costs	47,896	54,802
Other accrued liabilities	86,119	79,008
Accrued income taxes	4,091	9,134
Foreign exchange derivative contracts	5,349	7,516
Deferred revenue	13,625	17,890

Total current liabilities	311,508	288,149

Other long-term liabilities	2,385	3,265
Senior notes	770,000	770,000
Term Loans	—	263,500
Accrued income taxes	19,039	17,272
Deferred tax liabilities	42,721	55,494

Total liabilities	1,145,653	1,397,680

Redeemable non controlling interest	6,560	32,422

Series B Preferred stock , without par value	393,961	378,474

Shareholders’ equity:
Common Stock, par value $0.01 per share	589	585
Common stock in treasury, at cost	(14,714)	(14,714)
Additional paid-in capital	191,615	185,340
Retained earnings	220,121	170,875
Accumulated other comprehensive loss	(356,705)	(274,583)

Total equity	40,906	67,503

Total liabilities, redeemable non controlling interest, preferred stock and shareholders equity	$1,587,080	$1,876,079

iGATE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands)

(unaudited)

	Three Months ended June 30,		Six Months ended June 30,
	2013	2012	2013	2012

Revenues	$283,268	$267,993	$558,186	$531,258

Cost of revenues (exclusive of depreciation and amortization)	175,771	167,682	346,010	325,111

Gross margin	107,497	100,311	212,176	206,147

Selling, general and administrative expense	49,350	40,863	92,142	83,284

Depreciation and amortization	8,595	11,445	17,866	26,730

Income from operations	49,552	48,003	102,168	96,133

Other income (loss), net	(4,712)	(30,707)	(7,608)	(39,430)

Income before income taxes	44,840	17,296	94,560	56,703

Income tax expense	14,867	4,649	29,827	15,512

Net income before non-controlling interest	29,973	12,647	64,733	41,191
Noncontrolling interest	—	—	—	4,476

Net income attributable to iGATE Corporation	29,973	12,647	64,733	36,715
Accretion to Preferred Stock	120	98	235	192
Preferred dividend	7,752	7,172	15,252	14,171

Net income attributable to iGATE common shareholders	$22,101	$5,377	$49,246	$22,352

iGATE CORPORATION

Earnings Per Share

(Amounts in thousands, except per share data)

(unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
PARTICULARS		2013	2012	2013	2012

Net income attributable to iGATE common shareholders		$22,101	$5,377	$49,246	$22,352
Add: Dividends on Series B Preferred Stock		7,752	7,172	15,252	14,171

		29,853	12,549	64,498	36,523

Less: Dividends on
Series B Preferred Stock	[A]	7,752	7,172	15,252	14,171

Undistributed Income		$22,101	$5,377	$49,246	$22,352

Allocation of Undistributed Income
Common stock	[B]	16,479	4,086	36,718	16,984
Unvested restricted stock	[C]	6	3	14	13
Series B Preferred Stock	[D]	5,616	1,288	12,514	5,355

		$22,101	$5,377	$49,246	$22,352

Shares outstanding for allocation of undistributed income:
Common stock		57,301	57,227	57,301	57,227
Unvested restricted stock		23	45	23	45
Series B Preferred Stock		19,529	18,045	19,529	18,045

		76,853	75,317	76,853	75,317

Weighted average shares outstanding:
Common stock	[E]	57,288	57,163	57,403	56,978
Unvested restricted stock	[F]	23	45	23	45
Series B Preferred Stock	[G]	19,529	18,045	19,529	18,045

		76,840	75,253	76,955	75,068

Weighted average common stock outstanding		57,288	57,163	57,403	56,978
Dilutive effect of stock options and restricted shares outstanding		1,611	1,569	1,683	1,636

Dilutive weighted average shares outstanding	[H]	58,899	58,732	59,086	58,614

Distributed earnings per share:
Series B Preferred Stock	[I=A/G]	$0.40	$0.40	$0.79	$0.79

Undistributed earnings per share:
Common stock	[J=B/E]	$0.29	$0.07	$0.65	$0.30
Unvested restricted stock	[K=C/F]	$0.29	$0.07	$0.65	$0.30
Series B Preferred stock	[L=D/G]	$0.29	$0.07	$0.65	$0.30

Basic earnings per share from operations :
Common Stock	[J]	$0.29	$0.07	$0.65	$0.30
Unvested restricted stock	[K]	$0.29	$0.07	$0.65	$0.30
Series B Preferred stock	[I+L]	$0.69	$0.47	$1.44	$1.09

Diluted earnings per share from operations	[[B+C]/H]	$0.28	$0.07	$0.62	$0.29

The number of outstanding participative convertible preferred stock for which the earnings per share exceeded the earnings per share of common stock aggregated to 19.5 million and 18.0 million for the three and six months ended June 30, 2013 and 2012, respectively. These shares were excluded from the computation of diluted earnings per share because they were anti-dilutive.

iGATE CORPORATION

Reconciliation of Selected GAAP Measures to Non-GAAP Measures

(Amounts in thousands, except per share data)

(unaudited)

	Three Months ended June 30,		Six Months ended June 30,
	2013	2012	2013	2012
GAAP Net income attributable to iGATE common shareholders	$22,101	$5,377	$49,246	$22,352

Adjustments
Preferred dividend and accretion to preferred stock	7,872	7,270	15,487	14,363
Amortization of Intangible assets	2,692	2,809	5,440	5,920
Stock Based Compensation	3,240	2,663	6,365	5,475
Delisting expenses	—	1,089	93	3,204
Merger and reorganization expenses	4,845	—	5,264	—
Foreign exchange (gain) / loss on acquisition hedging and remeasurement	88	4,133	489	3,154
Forfeiture of vested stock options	(3,005)	—	(3,005)	—
Income tax adjustments	(3,327)	(1,880)	(5,008)	(4,007)

Non-GAAP Net income attributable to iGATE common shareholders	$34,506	$21,461	$74,371	$50,461

Weighted average shares outstanding, Basic	57,311	57,208	57,426	57,023
Add back: assumed preferred stock conversion	19,529	18,045	19,529	18,045

Non-GAAP weighted average shares outstanding , Basic	76,840	75,253	76,955	75,068

Weighted average dilutive common shares outstanding	58,899	58,732	59,086	58,614
Add back: assumed preferred stock conversion	19,529	18,045	19,529	18,045

Weighted average dilutive common equivalent shares outstanding	78,428	76,777	78,615	76,659

Basic EPS (GAAP) to Basic EPS (Non-GAAP):
Basic EPS (GAAP) from operations	$0.29	$0.07	$0.65	$0.30
Preferred dividend and accretion to preferred stock	0.10	0.10	0.20	0.19
Amortization of Intangible assets	0.04	0.04	0.08	0.08
Stock Based Compensation	0.04	0.04	0.08	0.07
Delisting expenses	—	0.01	0.00	0.04
Merger and reorganization expenses	0.06	—	0.06	—
Foreign exchange (gain) / loss on acquisition hedging and remeasurement	(0.00)	0.05	0.00	0.04
Forfeiture of vested stock options	(0.04)	—	(0.04)	—
Income tax adjustments	(0.04)	(0.02)	(0.06)	(0.05)

Basic EPS (Non-GAAP) from operations	$0.45	$0.29	$0.97	$0.67

Diluted EPS (GAAP) to Diluted EPS (Non-GAAP):
Diluted EPS (GAAP) from operations	$0.28	$0.07	$0.62	$0.29
Preferred dividend and accretion to preferred stock	0.10	0.10	0.20	0.19
Amortization of Intangible assets	0.04	0.04	0.08	0.08
Stock Based Compensation	0.04	0.03	0.08	0.07
Delisting expenses	—	0.01	0.00	0.04
Merger and reorganization expenses	0.06	—	0.07	—
Foreign exchange (gain) / loss on acquisition hedging and remeasurement	(0.00)	0.05	0.00	0.04
Forfeiture of vested stock options	(0.04)	—	(0.04)	—
Income tax adjustments	(0.04)	(0.02)	(0.06)	(0.05)

Diluted EPS (Non-GAAP) from operations	$0.44	$0.28	$0.95	$0.66

iGATE CORPORATION

Reconciliation of Net Income, Net of Tax, to Adjusted EBITDA

(Amounts in thousands)

(unaudited)

	Three Months ended June 30,		Six Months ended June 30,
	2013	2012	2013	2012

Net income	$29,973	$12,647	$64,733	$41,191

Adjustments
Depreciation and amortization	8,595	11,445	17,866	26,730
Interest expenses	24,112	21,032	46,769	40,155
Income tax expense	14,867	4,649	29,827	15,512
Other income, net	(17,417)	(7,596)	(34,697)	(15,160)
Foreign exchange (gain) / loss	(1,983)	17,271	(4,464)	14,435
Stock Based Compensation	3,240	2,663	6,365	5,475
Delisting expenses	0	1,089	93	3,204
Merger and reorganization expenses	4,845	—	5,264	—

Adjusted EBITDA (a non-GAAP measure)	$66,232	$63,200	$131,756	$131,542

The Company presents the non-GAAP financial measures EBITDA and adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes that the presentation of these measures will enhance investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

Non-GAAP Disclosure of Adjusted EBITDA

We present Adjusted EBITDA as a supplemental measure of our performance. We define Adjusted EBITDA as net income attributable to iGATE Corporation plus (i) depreciation and amortization, (ii) interest expense, (iii) income tax expense, minus (iv) other income, net plus (v) foreign exchange (gain)/loss, (vi) stock based compensation (vii) Delisting expenses (viii) Merger and reorganization-expenses. We eliminated the impact of the above as we do not consider them as indicative of our ongoing operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA: (i) as a factor in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies and (iii) because our credit agreement and our indenture use measures similar to Adjusted EBITDA to measure our compliance with certain covenants.

Adjusted EBITDA has limitations as an analytical tool. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•

Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements; non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period; Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and other companies in our industry may calculate adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.